                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Dell Computer Corporation 1993 Stock Option Plan of our report dated March 2, 1994, with respect to the consolidated financial statements and schedules of Dell Computer Corporation included in its Annual Report on Form 10-K for the year ended January 30, 1994, filed with the Securities and Exchange Commission.





/s/ PRICE WATERHOUSE
PRICE WATERHOUSE


Austin, Texas
July 8, 1994